Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Third Quarter 2007 Results

Philadelphia, PA, October 30, 2007 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2007.

Financial Results

•

Net income available to common shareholders for the third quarter of 2007 was $13.7 million, or $0.35 per diluted share, including $13.3 million recognized in connection with the Company’s redemption of its Preferred Shares in July 2007. For the third quarter of 2006, net income available to common shareholders was $1.1 million, or $0.02 per diluted share. For the nine months ended September 30, 2007, net income available to common shareholders was $19.9 million, or $0.51 per diluted share, compared to a net loss allocable to common shareholders of $(1.2) million, or $(0.05) per diluted share, for the first nine months of 2006.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties was $72.3 million in the third quarter of 2007, compared to $72.5 million in third quarter of 2006. For the nine months ended September 30, 2007, NOI was $218.7 million, compared to $220.8 million for the nine months ended September 30, 2006.

•

Funds From Operations (“FFO”) for the third quarter of 2007 were $47.7 million, including the $13.3 million, or $0.32 per diluted share, impact of the Company’s redemption of its Preferred Shares, compared to $32.5 million in the third quarter of 2006. FFO per diluted share was $1.16 in the third quarter of 2007, compared to $0.80 in the third quarter of 2006. FFO for the nine months ended September 30, 2007 was $114.8 million, or $2.79 per diluted share, compared to $97.1 million, or $2.37 per diluted share, for the first nine months of 2006.

PREIT Announces Third Quarter 2007 Results

October 30, 2007

FFO for the third quarter of 2007 includes the $13.3 million impact of the Company’s July 2007 redemption of its Preferred Shares. FFO for the first nine months of 2007 also includes a $1.5 million gain from a parcel sale at The Plaza at Magnolia in Florence, South Carolina, and $0.8 million of condemnation proceeds at Capital City Mall in Harrisburg, Pennsylvania. FFO for the first nine months of 2006 was affected by $4.0 million of executive separation expenses associated with the retirement of Jonathan B. Weller, formerly a Vice Chairman of the Company.

In addition to the items listed above, net income available to common shareholders for the nine months ended September 30, 2007 was affected by a $6.7 million gain on the sale of Schuylkill Mall in Frackville, Pennsylvania, and a $0.6 million gain on the sale of an outparcel with an operating restaurant at New River Valley Mall in Christiansburg, Virginia. In the first nine months of 2006, net loss allocable to common shareholders was affected by the items stated above and $2.8 million of additional depreciation and amortization expense that was recorded in connection with the reclassification of Schuylkill Mall from held for sale to continuing operations.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “We have made significant progress on the projects in our development and redevelopment pipelines. Our three most ambitious redevelopment projects, Cherry Hill Mall, Plymouth Meeting Mall, and Voorhees Town Center, are underway with an expected combined investment of approximately $350 million. Our team will remain focused on these projects in the upcoming year.”

Retail Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of September 30, 2007:

	Occupancy as of
	September 30, 2007	September 30, 2006
Retail portfolio weighted average: (1)
Total including anchors (2)	90.8%	90.3%
Excluding anchors	88.4%	87.9%
Enclosed malls weighted average: (1)
Total including anchors (2)	90.0%	89.2%
Excluding anchors	87.3%	86.4%
Power/strip centers weighted average:	96.2%	97.6%

(1)	Includes properties owned by partnerships in which we own a 50% interest.

(2)	Includes acquired vacant anchor stores until the space is decommissioned pending redevelopment.

	Twelve months ended September 30, 2007	Twelve months ended September 30, 2006
Sales per square foot (1)	$362	$351

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

PREIT Announces Third Quarter 2007 Results

October 30, 2007

Same store NOI increased $0.4 million to $72.3 million for the third quarter of 2007, an increase of 0.5% from the third quarter of 2006. For the first nine months of 2007, same store NOI decreased $0.3 million to $218.3 million, or 0.1%, compared to the first nine months of 2006. Same store results represent retail properties that the Company owned for the full periods presented.

“We continue to enhance the shopping experience of our customers by improving the physical environment and upgrading the merchandise mix. Our enhanced properties are attracting premier merchants including Cheesecake Factory, Eastern Mountain Sports, Armani Exchange, Apple and P.F. Chang’s,” said Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc. “As further evidence of our improvements, the same-store NOI of the eight redevelopments completed last year grew 8.3% for the third quarter and 9.8% for the nine months ended September 30, 2007.”

2007 Outlook

The Company is raising its 2007 full-year estimates for net income available to common shareholders per diluted share and FFO per diluted share to the following:

Estimates Per Diluted Share
Net income available to common shareholders	$0.67 - $0.72
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, gains on sale of properties, and other adjustments	$3.15
Funds From Operations (“FFO”)	$3.82 - $3.87

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its third quarter and nine months results, market trends, and future outlook. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through November 13, 2007 at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Replay Pin Number: 9338399). The online archive of the webcast also will be available for 14 days following the call.

PREIT Announces Third Quarter 2007 Results

October 30, 2007

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the United States, has a primary investment focus on retail shopping malls and power centers. Currently, PREIT’s retail portfolio is approximately 34 million square feet and consists of 55 properties, including 38 shopping malls, 11 strip and power centers and six properties under development. PREIT’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania, and its website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”). FFO includes the effect of the Company’s redemption of all of its 11% non-convertible Senior Preferred Shares in July 2007.

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares, which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative

PREIT Announces Third Quarter 2007 Results

October 30, 2007

to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2006. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

PREIT Announces Third Quarter 2007 Results

October 30, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)	September 30, 2007	December 31, 2006
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,960,023	$2,909,862
Construction in progress	320,494	216,892
Land held for development	5,616	5,616

Total investments in real estate	3,286,133	3,132,370
Accumulated depreciation	(375,013)	(306,893)

Net investments in real estate	2,911,120	2,825,477
INVESTMENTS IN PARTNERSHIPS, at equity	36,895	38,621
OTHER ASSETS:
Cash and cash equivalents	23,548	15,808
Rents and other receivables (net of allowance for doubtful accounts of $11,550 and $11,120 at September 30, 2007 and December 31, 2006, respectively)	38,812	46,065
Intangible assets (net of accumulated amortization of $129,413 and $108,545 at September 30, 2007 and December 31, 2006, respectively)	112,519	139,117
Deferred costs and other assets, net	99,916	79,120
Assets held for sale	—	1,401

Total assets	$3,222,810	$3,145,609

LIABILITIES:
Mortgage notes payable	$1,649,278	$1,572,908
Debt premium on mortgage notes payable	16,930	26,663
Exchangeable notes	287,500	—
Credit Facility	245,000	332,000
Notes payable	1,148	1,148
Distributions in excess of partnership investments	55,215	63,439
Tenants’ deposits and deferred rents	12,568	12,098
Accrued expenses and other liabilities	113,674	93,656
Liabilities related to assets held for sale	—	34

Total liabilities	2,381,313	2,101,946
MINORITY INTEREST:	66,979	114,363
SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 38,664,000 shares at September 30, 2007 and 36,947,000 shares at December 31, 2006	38,664	36,947
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding at December 31, 2006	—	25
Capital contributed in excess of par	805,811	917,322
Accumulated other comprehensive income	10,055	7,893
Distributions in excess of net income	(80,012)	(32,887)

Total shareholders’ equity	774,518	929,300

Total liabilities, minority interest and shareholders’ equity	$3,222,810	$3,145,609

PREIT Announces Third Quarter 2007 Results

October 30, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended		Nine Months Ended
(In thousands, except share and per share amounts)	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$1,499	$4,544	$14,458	$9,048
Adjustments:
Minority interest	104	536	1,575	1,123
Dividends on preferred shares	(1,134)	(3,403)	(7,941)	(10,209)
Redemption of preferred shares	13,347	—	13,347	—
Gains on sales of discontinued operations	—	(1,414)	(6,699)	(1,414)
Gains on sales of interests in real estate	—	—	(579)	—
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	32,178	30,241	95,275	89,747
Unconsolidated partnerships (a)	1,714	1,679	5,127	5,255
Discontinued operations	—	352	215	3,562

FUNDS FROM OPERATIONS (b)	$47,708	$32,535	$114,778	$97,112

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$1.16	$0.80	$2.79	$2.37
Weighted average number of shares outstanding	38,181	36,282	37,219	36,189
Weighted average effect of full conversion of OP Units	2,694	4,081	3,610	4,125
Effect of common share equivalents	295	560	363	590

Total weighted average shares outstanding, including OP Units	41,170	40,923	41,192	40,904

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.

b)	Includes the non-cash effect of straight-line rents of $584 and $818 for the third quarter 2007 and 2006, respectively, and includes the non-cash effect of straight-line rents of $1,539 and $2,179 for the nine months ended September 30, 2007 and 2006, respectively.

STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
REVENUE:
Real estate revenue:
Base rent	$71,547	$70,644	$213,300	$210,909
Expense reimbursements	33,369	33,951	101,028	99,544
Percentage rent	1,289	1,433	4,922	5,196
Lease termination revenue	690	440	1,408	2,583
Other real estate revenue	3,985	4,518	11,638	12,704

Total real estate revenue	110,880	110,986	332,296	330,936

Management company revenue	854	545	1,827	1,832
Interest and other income	535	566	2,323	1,452

Total revenue	112,269	112,097	336,446	334,220

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(31,620)	(31,408)	(95,116)	(92,429)
Utilities	(6,886)	(6,886)	(19,055)	(17,965)
Other property operating expenses	(5,968)	(6,759)	(17,263)	(19,214)

Total property operating expenses	(44,474)	(45,053)	(131,434)	(129,608)

Depreciation and amortization	(32,743)	(30,807)	(96,970)	(91,421)
Other expenses:
General and administrative expenses	(9,888)	(9,567)	(31,314)	(29,817)
Executive separation	—	—	—	(3,985)
Income taxes and other expenses	(109)	(142)	(520)	(383)

Total other expenses	(9,997)	(9,709)	(31,834)	(34,185)

Interest expense	(24,866)	(24,041)	(72,338)	(72,319)

Total expenses	(112,080)	(109,610)	(332,576)	(327,533)

Income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	189	2,487	3,870	6,687
Equity in income of partnerships	1,148	1,044	3,272	4,075
Gains on sales of interests in real estate	—	—	579	—
Gains on sales of non-operating real estate	247	166	1,731	381

Income before minority interest and discontinued operations	1,584	3,697	9,452	11,143
Minority interest	(103)	(395)	(884)	(1,221)

Income from continuing operations	1,481	3,302	8,568	9,922

Discontinued operations:
Operating results from discontinued operations	19	(31)	(118)	(2,386)
Gains on sales of discontinued operations	—	1,414	6,699	1,414
Minority interest	(1)	(141)	(691)	98

Income (loss) from discontinued operations	18	1,242	5,890	(874)

Net income	1,499	4,544	14,458	9,048
Redemption of preferred shares	13,347	—	13,347	—
Dividends on preferred shares	(1,134)	(3,403)	(7,941)	(10,209)

Net income available (loss allocable) to common shareholders	$13,712	$1,141	$19,864	$(1,161)

BASIC EARNINGS (LOSS) PER SHARE
From continuing operations available to common shareholders	$0.35	$(0.01)	$0.35	$(0.03)
From discontinued operations	—	0.03	0.16	(0.02)

TOTAL BASIC EARNINGS (LOSS) PER SHARE	$0.35	$0.02	$0.51	$(0.05)

DILUTED EARNINGS (LOSS) PER SHARE
From continuing operations available to common shareholders	$0.35	$(0.01)	$0.35	$(0.03)
From discontinued operations	—	0.03	0.16	(0.02)

TOTAL DILUTED EARNINGS (LOSS) PER SHARE	$0.35	$0.02	$0.51	$(0.05)

Weighted average number of shares outstanding for diluted EPS	38,476	36,282	37,582	36,189

PREIT Announces Third Quarter 2007 Results

October 30, 2007

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$1,499	$4,544	$14,458	$9,048
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	32,743	30,807	96,970	91,421
Unconsolidated partnerships	1,714	1,679	5,127	5,255
Discontinued operations	—	352	215	3,562
Interest expense
Wholly owned and consolidated partnerships	24,866	24,041	72,338	72,319
Unconsolidated partnerships	3,028	3,247	9,208	8,083
Discontinued operations	—	300	136	914
Minority interest	104	536	1,575	1,123
Gains on sales of interests in real estate	—	—	(579)	—
Gains on sales of non-operating real estate	(247)	(166)	(1,731)	(381)
Gains on sales of discontinued operations	—	(1,414)	(6,699)	(1,414)
Other expenses	9,997	9,709	31,834	30,200
Executive separation	—	—	—	3,985
Management company revenue	(854)	(545)	(1,827)	(1,832)
Interest and other income	(535)	(566)	(2,323)	(1,452)

Property net operating income	$72,315	$72,524	$218,702	$220,831

Same store retail properties	$72,255	$71,864	$218,345	$218,618
Non-same store properties	60	660	357	2,213

Property net operating income	$72,315	$72,524	$218,702	$220,831

EQUITY IN INCOME OF PARTNERSHIPS

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Gross revenues from real estate	$16,977	$16,528	$50,542	$48,974

Expenses:
Property operating expenses	(5,097)	(4,582)	(15,225)	(14,143)
Mortgage interest expense	(6,053)	(6,489)	(18,406)	(16,149)
Depreciation and amortization	(3,303)	(3,234)	(9,881)	(10,137)

Total expenses	(14,453)	(14,305)	(43,512)	(40,429)

Net income from real estate	2,524	2,223	7,030	8,545
Partners’ share	(1,262)	(1,111)	(3,515)	(4,272)

Company’s share	1,262	1,112	3,515	4,273
Amortization of excess investment	(114)	(68)	(243)	(198)

EQUITY IN INCOME OF PARTNERSHIPS	$1,148	$1,044	$3,272	$4,075

** Quarterly supplemental financial and operating**

** information will be available on www.preit.com**

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